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                                                                    EXHIBIT 3.44

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      ABILENE RADIO AND TELEVISION COMPANY

                                  APRIL 1, 1998

         The undersigned being the Senior Vice President, Chief Financial Officer and Secretary of Abilene Radio and Television Company, a Delaware corporation (the "Corporation"), hereby certifies the following:

         1.       (a)      The name of the Corporation is Abilene Radio and
Television Company.

                  (b) The date of filing of the original Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was January 4, 1954.

         2. This Amended and Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation by, among other things, changing the name of the corporation and ensuring that control and management of the Corporation remains with citizens of the United States or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934 as the same may be amended from time to time.

         3. The Corporation does hereby certify that this Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the Board of Directors of the Corporation (the "Board of Directors") and by the sole stockholder of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL").

         4. The Certificate of Incorporation, as amended and restated hereby, shall upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

         FIRST: The name of the Corporation is STC Broadcasting of Abilene, Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000 shares, par value $.01 per share, designated Common Stock.

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         FIFTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with citizens of the United States or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934 as the same may be amended from time to time:

                  (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States, (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States, (iii) a government other than the government of the United States or of any state, territory, or possession of the United States, or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") any shares of capital stock of the Corporation if such issuance would result in the total amount of such capital stock held by Aliens exceeding 25% of the total equity of or total voting power in the Corporation held by Aliens exceeding such 25% limit. The Corporation shall cause subsidiaries under its control that hold Federal Communications Commission ("FCC") licenses or authorizations to comply with the alien ownership restrictions, of the Communications Act of 1934 and the rules and regulations promulgated thereunder, as the same may be amended from time to time, and, to the extent required under such restrictions, shall prohibit the ownership or voting by Aliens of more than 20% of the capital stock of such subsidiaries.

                  (b) No Alien or Aliens, individually or collectively, directly or indirectly, shall be entitled to own or to vote or direct or control the vote of more than 25% of (i) the total amount of capital stock of the Corporation outstanding at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, and issuances and transfers of capital stock of the Corporation in violation of this Section (b) shall be prohibited.

                  (c) The Board of Directors shall have all powers necessary to implement the provisions of this Article FIFTH and to ensure compliance with the alien ownership restrictions of the Communications Act of 1934 and of the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  (d) All shares of the Corporation's capital stock that the Board of Directors determines to be owned beneficially by an Alien or an entity directly or indirectly owned by Aliens in whole or in part shall always be subject to redemption by the Corporation by action of the Board of Directors to the extent necessary, in the judgment of the Board of Directors, to comply with the alien ownership restrictions of the Communications Act of 1934 and the FCC rules and regulations.

         SIXTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

         SEVENTH: The directors of the Corporation shall have the power to adopt, amend and repeal the bylaws of the Corporation.

         EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein

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"person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         NINTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ninth is in effect. Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of

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Directors or any committee thereof, independent legal counsel, or stockholders)
to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the tint of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

         ELEVENTH: The Corporation expressly elects not to be governed by
Section 203 of the DGCL.

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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by its Senior Vice President, Chief Financial Officer and Secretary as of the date first written above.

                                      By: /s/ David A. Fitz
                                          David A. Fitz
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

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